SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         CHESAPEAKE ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)


         OKLAHOMA                                      73-1395733
(State of incorporation or                  (IRS Employer Identification No.)
       organization)


      6100 NORTH WESTERN AVENUE
       OKLAHOMA CITY, OKLAHOMA                           73118
(Address of principal executive offices)               (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered

7% CUMULATIVE CONVERTIBLE PREFERRED STOCK       NEW YORK STOCK EXCHANGE



Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant's Securities to be Registered

      The  securities  to  be  registered  consist of 7% Cumulative Convertible
Preferred Stock, par value $.01 per share (the "Preferred Stock"), of Chesapeake Energy Corporation (the "Registrant"). The Registrant hereby incorporates by reference herein the description of the terms, rights and preferences of the Preferred Stock set forth under the caption "Description of Preferred Stock" in the Prospectus forming a part of the Registrant's registration statement on Form S-3 (No. 333-57235). Such Prospectus was filed with the Commission by the Registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 on August 4, 1998.

      The Preferred Stock is convertible into the Registrant's common stock, par value $.01 per share (the "Common Stock"), and each share of Common Stock is accompanied by a right to purchase one one-thousandth of a share of the Registrant's Series A Junior Participating Preferred Stock, par value $.01 per share (a "Right"). The description of the Common Stock contained in Registrant's registration statement on Form 8-B filed on December 12, 1996 and the summary of the Rights and description of Series A Junior Participating Preferred Stock contained in its registration statement on Form 8-A filed on July 16, 1998 are incorporated herein by reference.

Item 2.  Exhibits

      The following exhibits are filed pursuant to Instruction II to Item 2:

      1. Registrant's Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to Registrant's registration statement on Form S-3 (No. 333-57235).

      2. Rights Agreement dated July 15, 1998 between the Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to
            Exhibit 1 to Registrant's registration statement on Form 8-A filed July 16, 1998.

                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CHESAPEAKE ENERGY CORPORATION

                                          By: TOM L. WARD
                                              Tom L. Ward, President

Dated:  August 31, 1998

                               EXHIBIT INDEX
Exhibit No.      Description                   Method of Filing
-----------      -----------                   ----------------
    3         Registrant's Certificate of     Incorporated herein by reference
              Incorporation

    4         Rights Agreement dated July 15, Incorporated herein by reference
              1998 between the Registrant and
              UMB Bank, N.A., as Rights Agent